                                                           FOR IMMEDIATE RELEASE


Contact:
Press Contact:                                  Investor Contact:
--------------                                  -----------------
      Michael Beckerman                                Gerard H. Sweeney
      Beckerman Public Relations                       Christopher P. Marr
      908-781-6420                                     Brandywine Realty Trust
      michael@beckermanpr.com                          610-325-5600
                                                       info@brandywinerealty.com




          Brandywine Realty Trust Announces First Quarter 2003 Earnings

PLYMOUTH MEETING, PA, April 24, 2003 - Brandywine Realty Trust (BDN-NYSE) announced today that fully diluted earnings per share (EPS) were $.30 for the first quarter of 2003, a decrease of $.25 per share as compared to $.55 for the first quarter of 2002. Net income was $13.9 million for the first quarter of 2003, a decrease of $9.6 million, as compared to $23.5 million for the first quarter of 2002. The decrease in net income and EPS in the first quarter of 2003 as compared to the similar period in 2002 was primarily due to the net gain on disposition of discontinued operations of $.6 million in 2003 as compared to $8.4 million in 2002.

Fully diluted funds from operations (FFO) were $30.1 million or $.65 per share for the first quarter 2003 compared to $32.4 million or $0.68 per share for the first quarter of 2002. FFO represents a non generally accepted accounting principle ("GAAP") financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is within the consolidated financial statements included in this release.

 "We executed very well against our first quarter 2003 business plan in what continues to remain a challenging leasing environment. Our occupancy at the end of the quarter slightly exceeded our expectations. Our financial results, particularly on a same store basis, were impacted by excessive snow removal expenses. We continue to achieve high tenant retention and remain focused on our tenant service platform. As expected, capital costs and lease rates remain under pressure, however, our first quarter statistics were directly in line with our business plan goals. Overall, we remain encouraged by our transaction flow and the strength of our market position," commented Gerard H. Sweeney, Brandywine's President and Chief Executive Officer.

Brandywine Realty Trust Summary Portfolio Performance

o  FFO payout ratio was 68.2% for the quarter
o Quarterly rental rate decreases on new leases were 7.9% on a cash basis and 4.8% on a straight-line basis
o Quarterly rental rate decreases on renewals were 2.9% on a cash basis and .8% on a straight-line basis
o  Quarterly retention rate was 70.3%
o  Portfolio was 90.0% occupied and 91.7% leased as of March 31, 2003
o Leases expired or were terminated for approximately 777,000 square feet during the quarter
o  Leases were renewed for 546,000 square feet during the quarter
o  New leases were signed for 135,000 square feet during the quarter



           401 Plymouth Road, Suite 500 o Plymouth Meeting, PA 19462
     Phone: (610) 325-5600 o Fax: (610) 325-5622 o www.brandywinerealty.com

Distributions

On March 25, 2003, the Board of Trustees declared a regular quarterly dividend distribution of $0.44 per common share that was paid on April 15, 2003 to shareholders of record as of April 4, 2003.

2003 Financial Outlook

As a result of economic conditions in the Company's markets, we continue to experience challenging operational conditions resulting in difficult earnings visibility. Our expectations for 2003 are based on the following key assumptions:

o  Occupancy is expected to decline slightly from the levels achieved in 2002.
o Same-store net operating income is expected to decrease in the range of 1.5% to 3.0%.
o Operating expenses (excluding snow removal) and real estate taxes and general and administrative expenses as a percentage of revenues are expected to be consistent with those experienced in 2002.

Based on these key assumptions and management's view of current and anticipated market conditions, we affirm our guidance from our February 27, 2003 press release and continue to expect the second quarter 2003 EPS to be $.26 - $.29 per share and FFO to be $.65 - $.67 per share and full year 2003 EPS to be $1.11 to $1.17 and FFO to be $2.62 - $2.69 per share.

Forward-Looking Statements

Estimates of future earnings per share and FFO per share and certain other statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and its affiliates to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: the Company's ability to lease vacant space and to renew or relet space under expiring leases at expected levels, competition with other real estate companies for tenants, the potential loss or bankruptcy of major tenants, interest rate levels, the availability of debt and equity financing, competition for real estate acquisitions and risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns, unanticipated operating and capital costs, the Company's ability to obtain adequate insurance, including coverage for terrorist acts, dependence upon certain geographic markets, and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which the Company's tenants compete. Additional information on factors which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Reports on Form 10-K. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Non-GAAP Supplemental Financial Measures

Funds from Operations (FFO)
---------------------------
FFO is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, the Company believes that information regarding FFO is helpful to shareholders and potential investors. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than the Company. NAREIT defines FFO as net income (loss) before minority interest of unitholders (preferred and common) and excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated joint ventures. The GAAP measure that the Company believes to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, the Company eliminates substantially all of these items because, in the Company's view, they are not indicative of the results from the Company's property operations. To facilitate a clear understanding of the Company's historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions to shareholders.

Cash Available for Distribution (CAD)
-------------------------------------
Cash available for distribution, CAD, is a non-GAAP financial measure that is not intended to represent cash flow for the period and is not indicative of cash flow provided by operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because the Company believes it provides useful information regarding the Company's ability to fund its dividends. Because all companies do not calculate CAD the same way, the presentation of CAD may not be comparable to similarly titled measures of other companies.

                             BRANDYWINE REALTY TRUST
                           CONSOLIDATED BALANCE SHEETS
             (unaudited, in thousands, except per share information)

                                                                           March 31,      December 31,
                                                                             2003             2002
                                                                         ------------     ------------

                                           ASSETS
Real estate investments:
  Operating properties                                                   $ 1,908,948      $ 1,886,329
  Accumulated depreciation                                                  (255,743)        (244,490)
                                                                         ------------     ------------
                                                                           1,653,205        1,641,839
  Construction-in-progress                                                    39,371           58,127
  Land held for development                                                   43,797           43,075
                                                                         ------------     ------------
                                                                           1,736,373        1,743,041

Cash and cash equivalents                                                      8,543           26,801
Escrowed cash                                                                 17,473           16,318
Accounts receivable, net                                                       4,454            3,657
Accrued rent receivable                                                       29,824           28,320
Investment in marketable securities                                           11,840           11,872
Assets held for sale                                                           8,853           10,648
Investment in joint ventures, at equity                                       14,911           14,842
Deferred costs, net                                                           28,620           29,256
Other assets                                                                  31,984           34,533
                                                                         ------------     ------------

     Total assets                                                        $ 1,892,875      $ 1,919,288
                                                                         ============     ============


                           LIABILITIES AND BENEFICIARIES' EQUITY

Mortgage notes payable                                                   $   591,597      $   597,729
Borrowings under Credit Facility                                             295,000          307,000
Unsecured term loan                                                          100,000          100,000
Accounts payable and accrued expenses                                         23,153           27,576
Distributions payable                                                         21,227           21,186
Tenant security deposits and deferred rents                                   22,843           22,237
Other liabilities                                                             20,335           22,006
Liabilities related to assets held for sale                                       33               59
                                                                         ------------     ------------
     Total liabilities                                                     1,074,188        1,097,793

Minority interest                                                            134,869          135,052

Beneficiaries' equity:
  Preferred Shares:
    7.25% Series A Preferred Shares, $0.01 par value;
      shares authorized-10,000,000; issued and
      outstanding-750,000 in 2003 and 2002                                         8                8
    8.75% Series B Preferred Shares, $0.01 par value;
      shares authorized-10,000,000; issued and
      outstanding-4,375,000 in 2003 and 2002                                      44               44
  Common Shares of beneficial interest,  $0.01 par value;
    shares authorized-100,000,000; issued and
    outstanding-35,301,820 in 2003 and 35,226,315 in 2002                        353              352
  Additional paid-in capital                                                 843,682          841,659
  Share warrants                                                                 401              401
  Cumulative earnings                                                        238,558          225,010
  Accumulated other comprehensive loss                                        (5,925)          (6,402)
  Cumulative distributions                                                  (393,303)        (374,629)
                                                                         ------------     ------------
     Total beneficiaries' equity                                             683,818          686,443
                                                                         ------------     ------------

  Total liabilities and beneficiaries' equity                            $ 1,892,875      $ 1,919,288
                                                                         ============     ============

                             BRANDYWINE REALTY TRUST
                      CONSOLIDATED STATEMENTS OF OPERATIONS
           (unaudited, in thousands, except share and per share data)

                                                                                     Quarter Ended March 31,
                                                                                    -------------------------
                                                                                        2003         2002
                                                                                    ------------ ------------

Revenue
   Rents                                                                            $    65,137  $    59,962
   Tenant reimbursements                                                                  8,686        7,453
   Other                                                                                  2,732        2,880
                                                                                    ------------ ------------
        Total revenue                                                                    76,555       70,295

Operating Expenses
   Property operating expenses                                                           21,843       18,446
   Real estate taxes                                                                      6,708        5,832
   Interest                                                                              15,306       15,730
   Depreciation and amortization                                                         15,002       12,461
   Administrative expenses                                                                3,514        4,036
                                                                                    ------------ ------------
        Total operating expenses                                                         62,373       56,505
                                                                                    ------------ ------------

Income from continuing operations before equity in income of real estate ventures,
   net gain on sales of interests in real estate and minority interest                   14,182       13,790
Equity in income of real estate ventures                                                    158          464
                                                                                    ------------ ------------
Income from continuing operations before net gain on sales of interests
   in real estate and minority interest                                                  14,340       14,254
Net gain on sales of interests in real estate                                             1,152            -
Minority interest attributable to continuing operations                                  (2,332)      (2,361)
                                                                                    ------------ ------------
Income from continuing operations                                                        13,160       11,893
Discontinued operations:
 Income from discontinued operations                                                        234        3,823
 Net gain on disposition of discontinued operations                                         561        8,446
 Minority interest                                                                          (38)        (693)
                                                                                    ------------ ------------
Income from discontinued operations                                                         757       11,576
                                                                                    ------------ ------------
Net Income                                                                               13,917       23,469

Income allocated to Preferred Shares                                                     (2,976)      (2,977)
                                                                                    ------------ ------------
Income allocated to Common Shares                                                   $    10,941  $    20,492
                                                                                    ============ ============

Earnings per Common Share after discontinued operations:
Basic income per Common Share                                                       $      0.30  $      0.56
                                                                                    ============ ============

Basic weighted-average shares outstanding                                            35,300,142   35,700,964
                                                                                    ============ ============

Diluted income per Common Share                                                     $      0.30  $      0.55
                                                                                    ============ ============

Diluted weighted-average shares outstanding                                          35,369,883   35,749,669
                                                                                    ============ ============

                             BRANDYWINE REALTY TRUST
            FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
           (unaudited, in thousands, except share and per share data)

                                                                                     Quarter Ended March 31,
                                                                                    -------------------------
                                                                                        2003         2002
                                                                                    ------------ ------------

Reconciliation of Net Income to Funds from Operations (FFO):
Net income                                                                          $    13,917  $    23,469

Add (deduct):
  Minority interest attributable to continuing operations                                 2,332        2,361
  Net gain on sale of interests in real estate                                           (1,152)           -
  Minority interest attributable to discontinued operations                                  38          693
  Net gain on disposition of discontinued operations                                       (561)      (8,446)
                                                                                    ------------ ------------

Income before net gains on sales of interests in real estate and minority interest       14,574       18,077

Add:
  Depreciation:
    Real property                                                                        13,388       12,353
    Real estate ventures                                                                    493          581
  Amortization of leasing costs                                                           1,640        1,367
                                                                                    ------------ ------------

Funds from operations (FFO)                                                         $    30,095  $    32,378
                                                                                    ============ ============

Number of weighted-average Common Shares                                             46,626,668   47,358,998
                                                                                    ============ ============

FFO per weighted-average Common Share - fully diluted                               $      0.65  $      0.68
                                                                                    ============ ============

Dividend per Common Share                                                           $      0.44  $      0.44

Payout ratio of FFO (1)                                                                   68.2%        64.4%

EPS per weighted-average Common Share - fully diluted                               $      0.30  $      0.55


Cash Available for Distribution (CAD):
FFO                                                                                 $    30,095  $    32,378

Add (deduct):
  Rental income from straight-line rents                                                 (1,484)      (1,369)
  Deferred market rental income                                                             (66)           -
  Amortization:
    Deferred financing costs                                                                495          525
    Deferred compensation costs                                                             812          889
  Second generation capital expenditures (2):
    Building and tenant improvements                                                     (5,317)      (3,227)
    Lease commissions                                                                    (1,381)      (1,623)
                                                                                    ------------ ------------

Cash available for distribution                                                     $    23,154  $    27,573
                                                                                    ============ ============

Number of weighted-average Common Shares                                             46,626,668   47,358,998
                                                                                    ============ ============

Dividend per Common Share                                                           $      0.44  $      0.44

Cash flows from:
  Operating activities                                                              $    25,339  $    23,499
  Investing activities                                                                   (6,601)      17,531
  Financing activities                                                                  (36,996)     (24,039)


(1) Payout ratio is calculated by dividing dividend per Common Share by FFO per weighted-average Common Share

(2) Represents expenditures incurred during the period (regardless if lease commencement is after quarter end). Excludes first generation costs, which consist of capital expenditures, tenant improvements and leasing commissions associated with development and purchase price adjustments relating to acquisitions (including seller escrows, purchase price reduction or costs anticipated to initially lease-up acquired properties).

                             BRANDYWINE REALTY TRUST
                              SAME STORE OPERATIONS
                                   (unaudited)



Of the 238 properties owned by the Company as of March 31, 2003, a total of 225 properties ("Same Store Properties") containing an aggregate of 14.8 million net rentable square feet were owned for the entire three-month periods ended March 31, 2003 and 2002. Average occupancy for the Same Store Properties during the three-month periods ended March 31, was 90.6% during 2003 and 92.0% during 2002. The following table sets forth revenue and expense information for the Same Store Properties:

                                                               Quarter Ended March 31,
                                                               ----------------------   Dollar     Percent
                                                                  2003        2002      Change     Change
                                                               ----------- ---------- ---------- -----------
                                                                        (amounts in thousands)

Revenue
      Rents (a)                                                  $ 57,714   $ 57,960     $ (246)       -0.4%
      Tenant reimbursements                                         8,267      7,991        276         3.5%
      Other                                                         1,210      1,174         36         3.1%
                                                               ----------- ---------- ----------
           Total revenue                                           67,191     67,125         66         0.1%

Operating Expenses
      Property operating expenses (b)                              22,337     18,882      3,455        18.3%
      Real estate taxes                                             6,147      5,808        339         5.8%
                                                               ----------- ---------- ----------
           Total property operating expenses                       28,484     24,690      3,794        15.4%
                                                               ----------- ---------- ----------

Net operating income                                             $ 38,707   $ 42,435   $ (3,728)       -8.8%
                                                               =========== ========== ==========

  (a) Includes straight-line rental income of $1,070,000 for 2003 and $1,204,000 for 2002
  (b) Includes snow removal costs of $3.6 million in 2003 and $.7 million in 2002

The following table is a reconciliation of income from continuing operations to Same Store net operating income:

                                                                Quarter Ended March 31,
                                                               -------------------------
                                                                   2003         2002
                                                               ------------ ------------
                                                                (amounts in thousands)

Income from continuing operations                                 $ 13,160     $ 11,893
Add/(deduct):
    Interest expense                                                15,306       15,730
    Depreciation and amortization                                   15,028       13,720
    Administrative expenses                                          3,514        4,036
    Equity in income of real estate ventures                          (158)        (464)
    Net gain on sale of interests in real estate                    (1,152)           -
    Minority interest attributable to continuing operations          2,332        2,361
    Income from discontinued operations                                234        3,823
                                                               ------------ ------------

           Consolidated net operating income                        48,264       51,099
Less:  Net operating income of non same store properties            (9,557)      (8,664)
                                                               ------------ ------------

           Same Store Net Operating Income                        $ 38,707     $ 42,435
                                                               ============ ============

First Quarter Earnings Call and Supplemental Information Package

Brandywine President and CEO, Gerard H. Sweeney, will be hosting a conference call on Friday, April 25, 2003 at 1:00 p.m. EST. Call 1-877-679-9045. After the conference, a taped replay of the call can be accessed 24 hours a day through Friday, May 9, 2003 by calling 1-800-615-3210 - access code 97355.

The Company has prepared a Supplemental Information package that includes financial results and operational statistics to support the announcement of first quarter earnings. The Supplemental Information package is available through the Company's website @ brandywinerealty.com. The Supplemental Information Package will be found in both the "About The Company" section and the "Investor Relations - Annual Reports" section of the web page.

Brandywine Realty Trust, with headquarters in Plymouth Meeting, PA and regional offices in Mount Laurel, NJ and Richmond, VA, is one of the Mid-Atlantic Region's largest full-service real estate companies. Brandywine owns, manages or has an ownership interest in 290 office and industrial properties, aggregating
20.5 million square feet.

                                      # # #